UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐ Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

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Welcome On March 31,2009, Validus Holdings announced an offer to acquire IPC Holdings. Under the terms of Validus’ pending offer, IPC shareholders will receive $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share. Validus believes that its offer will provide IPC shareholders with the opportunity to benefit from stable, profitable diversification into attractive business lines with superior growth opportunities In addition, the combined company would have a strong balance sheet and minimal exposure to risky asset classes and an experienced, proven and stable management team with substantial expertise operating in IPC’s core lines of business. Our Three-part Plan: Until June 12, 2009, IPC was bound by a proposed amalgamation agreement with Max Capital. Now that IPC’s amalgamation agreement with Max Capital has been terminated, IPC is now free to pursue a transaction with Validus. Validus has proposed three alternatives to complete a transaction, all of which contain the same economics of $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share: Validus has also announced that it is seeking to replace the IPC Board if it is unable to reach an agreement with the IPC Board regarding a consensual transaction in a timely fashion. In connection therewith, Validus is soliciting written requisitions from IPC’s shareholders to compel the IPC Board to call a special general meeting of IPC’s shareholders (the “IPC special general meeting”). The proxy filing can be found here. Once the IPC special general meeting has been called, we will send separate proxy materials enabling IPC shareholders to vote on Validus’ Board candidates and on the other proposals that may be considered at the IPC special general meeting. We encourage you to read the materials on this website and continue to visit often as it will be updated frequently. We thank you for your support.

Proxy Materials Requisition Proxy (PDF) Validus has also announced that it is seeking to replace the IPC Board if it is unable to reach an agreement with the IPC Board regarding a consensual transaction in a timely fashion. In connection therewith, Validus is soliciting written requisitions from IPC’s shareholders to compel the IPC Board to call a special general meeting of IPC’s shareholders (the “IPC special general meeting”). Once the IPC special general meeting has been called, we will send separate proxy materials enabling IPC shareholders to vote on Validus’ Board candidates and on the other proposals that may be considered at the IPC special general meeting. Exchange Offer (PDF) Validus has commenced an Exchange Offer for all of the outstanding common shares of IPC. Under the terms of the Exchange Offer, IPC shareholders would receive $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share If the conditions of our Exchange Offer are satisfied, we believe we would be able to acquire IPC shares under our Exchange Offer in June. Scheme of Arrangement (PDF) Based on the decision by the Supreme Court of Bermuda on Friday, May 29th, Validus will be able to pursue a Scheme of Arrangement to acquire IPC if IPC shareholders reject the proposed Max Amalgamation. The Scheme of Arrangement, under which Validus would acquire all of the IPC common shares under the same economic terms as in the Exchange Offer, can be accomplished without the approval of the IPC Board, if sanctioned by the Bermuda court and approved by IPC shareholders at two shareholder meetings.

Transaction Information VALIDUS RE

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Important Information

Cautionary Note Regarding Forward-Looking Statements

This website may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control.

Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission ("SEC") relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC's most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information about the Proposed Acquisition and Where to Find It:

Validus has filed an Exchange Offer to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This website is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the "Exchange Offer Documents") that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.

This website is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC's shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the "Validus Share Issuance Proxy Statement"). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the "Scheme of Arrangement Proxy Statements").

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR SUPPLEMENTS THERETO OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.

Participants in the Solicitation:

Validus and certain of its executive officers and Validus' nominees to the IPC board of directors are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus' executive officers is available in Validus' proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders. Information about Validus' nominees to the IPC board of directors is available in the definitive proxy statement filed by Validus on June 16, 2009 in connection with the solicitation of written requisitions from IPC shareholders.

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